UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2002

Beyond.com Corporation

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24457 (Commission File Number)	94-3212136 (I.R.S. employer identification No.)

3200 Patrick Henry Drive
Santa Clara, CA 95054
(Address of principal executive offices)

(408) 855-3000
(Registrant’s telephone number, including area code)

Item 3. Bankruptcy or Receivership.

     On January 24, 2002, Beyond.com Corporation, a Delaware corporation (the “Company”) filed a voluntary petition for reorganization under Chapter 11 (“Chapter 11”) of the United States Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Northern District of California, San Jose Division.

Item 5. Other Events.

     On January 25, 2002, the Company issued a press release, attached as Exhibit 99.1, regarding the signing of an agreement to sell substantially all of the assets of the Company and the filing of a petition under the Bankruptcy Code.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

	99.1	Press Release dated January 25, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND.COM CORPORATION

By:	/s/ Curtis A. Cluff

Curtis A. Cluff Chief Financial Officer

Dated: January 25, 2002

INDEX TO EXHIBITS

Exhibit
Number

99.1	Press Release dated January 25, 2002